Punch & Associates Investment Management, Inc. (“Punch & Associates) Personal Trading Policy:	Policy Number 10 Revised December 2023
Rule/Requirement Reference:	Rule 204A-1 of the Investment Advisers Act of 1940, as amended (“Advisers Act”); Rule 17j-1 of the Investment Company Act of 1940
Owner Responsibility:	All Departments
Oversight Responsibility:	Compliance Committee

Policy/Practices	Employee Implementation Commentary
10.01 Overview

This personal trading policy is based on the principles that Employees:

•  Have a duty to place the interests of clients ahead of their own interests; and

•  Must always act with integrity and good faith, but particularly when their personal interests may conflict with the interests of clients.

Further, Employees must:

•  Not take inappropriate advantage of their position with Punch & Associates; and

•  Conduct all personal securities transactions in full compliance with this policy.

See Appendix A for definitions of select capitalized terms used throughout this policy.

All Employees are covered by this policy. We expect you abide by the spirit of this policy as well as the specific requirements outlined herein. If you ever feel your personal trading activity could give the appearance of impropriety, please obtain guidance from Compliance before executing the trade.

10.02 Personal Accounts

The policy covers Personal Accounts, which include:

1.  Investment accounts of the Employee and all Immediate Family members living within the same household as the Employee; and

2.  All other accounts over which the Employee has Investment Authority.

You will be required to periodically attest to the accuracy of all known Personal Accounts via MCO.

Personal Accounts include investment accounts in which you have a direct or indirect Beneficial Interest and, as a result, you can benefit from profits derived from securities held within these accounts.

Please see Compliance if you are unsure whether you need to report a Personal Account and refer to the Reportable Investment Account Workflow at Appendix C for additional information.

Policy/Practices	Employee Implementation Commentary

10.03 Limited Personal Brokerage Accounts

Employees are required to transfer their Personal Accounts, to the extent feasible, to an approved Broker Dealer.	Maintaining Personal Accounts at an approved Broker Dealer improves the firm’s compliance monitoring processes. Please contact Compliance for a list of approved Broker Dealers.

10.04 Personal Transaction Restrictions

Employees may not:

1.  Purchase an equity security with a market capitalization smaller than $10 billion unless the equity security is also held in a client portfolio;

2.  Purchase or sell a Reportable Security on the same day Portfolio Management executes a transaction within a client account;

3.  Purchase or sell a Reportable Security before Portfolio Management expects to trade in a Reportable Security for a client account;

4.  Sell a Reportable Security within five business days after it was purchased within a client strategy;

5.  Purchase a Reportable Security within five days after it was sold within a client strategy; and

6.  Acquire securities in an Initial Public Offering.

Further, custodial accounts for Employees’ minor children held outside of an approved Broker Dealer may only purchase open-end mutual funds, and Custodial accounts for minor children of Employees must be transferred to an approved Broker Dealer when they are eligible.

Refer to the Personal Securities Transactions Matrix included as Appendix B and the Transaction Restrictions Workflow at Appendix D to guide you whether you are able to trade in the specific security-type.

The following Personal Transaction Restrictions exemptions apply:

•  Investment instruments which do not require pre-clearance as described within 10.05 below

•  Cashflow or other one-off individual client transactions executed by Portfolio Management do not trigger the strategy-wide five-business day hold noted in items 10.04.4 and 10.04.5.

To clarify, if you own shares of an equity security with a market capitalization smaller than $10 billion and Investment Management subsequently eliminates the position, you are not permitted to purchase additional shares of that security. However, you may liquidate shares of the security subject to the requirements of this policy.

10.05 Pre-clearance of Personal Securities Transactions

1. Pre-clearance is required for all personal transactions in Reportable Securities except for: a. Shares of open-end mutual funds and money market funds; b. Direct obligations of the US Government;	Refer to the Personal Securities Transactions Matrix included as Appendix B and the Pre-clearance Workflow at Appendix E to identify which personal securities transactions require preclearance.

Policy/Practices	Employee Implementation Commentary

c.   High quality short-term debt;

d.  Shares of ETFs;

e.   Transactions in accounts over which the Employee has no direct or indirect influence or control, such as company-matched securities within spousal 401(k) accounts; and

f.   Automatic Investment Plan transactions (such as within a retirement account).

2.  Pre-clearance requests must be submitted via MCO and will be processed in accordance with this Policy.

All Limited Offerings require pre-clearance, including shares of private funds and interests in private companies.

The pre-clearance authorization is effective until the close of business on the day approved, unless extended or revoked at the discretion of Compliance.

A Managing Partner will review the CCO’s pre-clearance requests as Employees may not approve his/her own pre-clearance request.

Importantly, only securities which do not require pre-clearance may be purchased or sold within accounts which are not able to be maintained by an approved Broker Dealer (such as minor accounts of employees’ children).

10.06 Reporting Requirements

A. Holdings Reports – Initial and Annual Employees are required to submit reports listing all securities held.

1.  The Initial Holdings Report must be submitted via the MCO Initial Holdings and Account Report within 10 calendar days of employment.

2.  The Annual Holdings Report must be submitted via MCO within 30 calendar days after year-end.

Both the Initial and Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

B. Quarterly Transaction Reports Employees must report all transactions in securities executed during the prior quarter.

The Quarterly Transaction Reports must be submitted via MCO no later than 30 days after quarter-end.

C. Review

No employee may review his/her personal trading reports. A Managing Partner will review the CCO’s personal trading reports.

Refer to the Personal securities Transactions Chart included as Appendix B to identify which instruments require reporting.

Don’t forget to report:

•  Shares of ETFs and closed-end mutual funds you hold;

•  Investments held outside of personal accounts, such as physical stock certificates;

•  Shares of a company’s stock held within your spouse’s retirement plan;

•  Holdings or transactions occurring of any account for which you exercise investment authority; and

•  Holdings or transactions occurring within personal accounts managed by Punch & Associates.

You are not required to report:

•  Direct obligations of the US Government;

•  High-quality short-term debt instruments; and

•  Shares of registered open-end investment companies (mutual funds).

Holdings and transactions not able to be reported via a direct feed from an approved Broker Dealer through MCO must be manually input by the Employee directly into MCO along with a scanned copy of the relevant statements.

Policy/Practices	Employee Implementation Commentary

10.07 Exceptions

The CCO may grant exceptions to the requirements of this policy on a case-by-case basis if granting an exception is consistent with applicable law and the CCO finds that the proposed conduct present negligible opportunity for abuse.	You should send an email to Compliance if you need to request an exception to the Code’s requirements. Compliance will then direct you to work through MCO to formalize the request and related approval or denial.

10.08 Remedies

If the Compliance Committee determines that an Employee has committed a violation of this policy, the Compliance Committee may impose sanctions and take other actions as it deems necessary and/or appropriate.

Employees subject to a potential violation of this policy may not participate in any discussion or decision regarding the handling and/or imposition of the related sanctions.

Sanctions or actions the Compliance Committee may impose include but are not limited to:

•  Issuing a letter of caution or warning;

•  Suspending personal trading rights;

•  Suspending or terminating (for cause) employment; and

•  Moving any trade(s) made in violation of the Code to Punch & Associates’ error account, reversing the trade(s) and forfeiting any profit or absorbing any loss derived therefrom.

10.09 Reporting Requirements

Each Employee will be provided copies of this Policy and Policy 14 – Standards of Conduct (together referred to as the “Code of Ethics”). Employees must report any violations of this Policy or Policy 10 – Standards of Conduct, promptly to the Chief Compliance Officer.	Pursuant to Rule 204A-1 Punch & Associates is required to provide employees copies of our “Code of Ethics” and employees are required to acknowledge receipt and promptly report violations of our “Code of Ethics” to the Chief Compliance Officer.

10.010 Records

Punch & Associates will keep the following records regarding this policy:

1.  Current and historic copies of this policy;

2.  Employees’ written acknowledgement of receipt of this policy;

3.  Historic listings of all Employees subject to this policy;

4.  Violations of this policy, and records of action taken as a result of the violations;

5.  All personal securities reports made by Employee and/or copies of investment account confirmations and statements; and

6.  Personal securities transaction approvals.

Compliance is generally responsible to maintain this documentation and may rely on MCO for record retention purposes.

Appendix A

Definitions

1.

Automatic Investment Plan: A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.

2.

Beneficial Interest: The opportunity through any contract, arrangement, understanding, relationship or otherwise, to directly or indirectly profit or share in any profit derived from a Reportable Security. An Employee is deemed to have a Beneficial Interest in Reportable Securities owned by members of his or her Immediate Family. Questions of whether an Employee has a Beneficial Interest in a Reportable Security will be resolved in accordance with the definition of “beneficial owner” found in Rules 16a-1(a)(2) and (5) under the Securities Exchange Act of 1934, as amended.

3.

Employee: Any officer, director, partner, or employee (part-time or full-time) of Punch & Associates, or any other person who provides advice on behalf of Punch & Associates and is subject to Punch & Associates’ supervision and control.

4.

Immediate Family: Any of the following persons of an Employee who reside in the same household as the Employee: child, stepchild, grandchild, spouse, sibling, parent, stepparent, grandparent, mother-in-law, father-in-law, daughter-in-law, son-in-law, sister-in-law, and brother-in-law. Immediate Family includes adoptive relationships, and any other relationship (whether or not recognized by law) which Compliance determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this policy is intended to prevent.

5.

Initial Public Offering: An offering of securities registered under the Securities Act of 1933, as amended by an issuer who immediately before the registration of such securities was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

6.	Investment Authority: An explicit authorization or mandate for an Employee to make investment decisions or affect trades within an investment account on a discretionary basis.

7.

Limited Offering: Equity positions within non-public companies which are exempt from registration pursuant to Section 4(2) or Section 4(6) under the 1933 Act, including private funds and private companies of any sort.

8.	MCO: An online compliance platform (MyComplianceOffice) used by Compliance to facilitate monitoring of Punch & Associates’ compliance program, including reporting required under this policy.

9.	Personal Account: An account of Employees or Immediate Family members which holds Reportable Securities or in which transactions in Reportable Securities may be placed. Personal Accounts include:

•	Accounts of Employees;

•	Accounts of Immediate Family members; and

•	All other accounts for which the Employee has Investment Authority.

The following are not considered Personal Accounts unless they hold Reportable Securities:

•	401(k) and 403(b) retirement plan accounts that only holds open-end mutual funds (but does not hold ETFs or individual securities);

•	Accounts held directly with mutual fund companies;

•	Accounts held directly with 529 college savings plans; and

•	Variable annuity contracts.

10.	Reportable Security: All financial instruments which are covered under this policy, whether or not they are considered a “security” under applicable law. Reportable Securities include:

•

Stocks, notes, bonds, debentures, and other evidence of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments of the foregoing, such as futures, options and warrants;

•	Closed-end funds; and

•	Exchange Traded Funds.

For purposes of this policy, Reportable Securities do not include:

•	Direct obligations of the United States Government;

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and other high-quality short-term debt instruments;

•	Shares issued by any money market fund;

•	Shares of registered open-end investment companies; and

•	Shares issued by unit investment trusts that are invested exclusively in one or more open-ended investment companies.

Acquisitions, corporate reorganizations or distributions applicable to all holders of the same class of any of the above instruments, including stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations and spin-offs are considered to be Reportable Securities.

“Cryptocurrency” is not currently considered Reportable Securities as Punch & Associates does not presently trade in such securities on behalf of clients and considers these instruments to be similar to currency arrangements. However, all securitized offerings involving the cryptocurrency industry are fully subject to the pre-clearance and reporting requirements of this Code.

Appendix B

Personal Trading Matrix

Type of Security	Policy Reference	Eligible for Personal Trading?	Pre- Clearance Required?	Subject to Timing Restrictions[1]?	Quarterly Transaction Reporting?	Annual Holdings Reporting?
Account managed by an outside entity where you have no direct or indirect influence or control	10.05.1.e	Yes	No	No	No	No

Equities	Appendix A.10 10.04.1 10.05 10.06	Yes, if >$10B market cap unless also currently held in client portfolio	Yes	Yes	Yes	Yes

Bankers’ Acceptances, Bank CDs	Appendix A.10	Yes	No	No	No	No

Closed-End Funds	Appendix A.10	Yes	Yes	Yes	Yes	Yes

Commercial Paper	Appendix A.10	Yes	No	No	No	No

Direct Obligations of US Government	Appendix A.10	Yes	No	No	No	No

ETFs	Appendix A.10 10.05.1.d	Yes	No	No	Yes	Yes

Fixed Income Securities	Appendix A.10	Yes	Yes	Yes	Yes	Yes

Money Market Funds	Appendix A.10	Yes	No	No	No	No

Open-End Mutual Funds	Appendix A.10 10.05.1.a	Yes	No	No	No	No

Type of Security	Policy Reference	Eligible for Personal Trading?	Pre- Clearance Required?	Subject to Timing Restrictions[1]?	Quarterly Transaction Reporting?	Annual Holdings Reporting?
Securities not eligible for purchase or sale by any client		Yes	Yes	Yes	Yes	Yes

Transactions effected pursuant to an automatic investment plan	Appendix A.10 10.05.1.f	Yes	No	No	No	Yes

Unit Investment Trusts	Appendix A.10	Yes	No	No	No	No

Initial Public Offerings	10.04	No	n/a	n/a	n/a	n/a

Municipal Securities	Appendix A.10	Yes	Yes	Yes	Yes	Yes

Private Funds	Appendix A.10	Yes	Yes	Yes	Yes	Yes

Private Placements	Appendix A.10	Yes	Yes	Yes	Yes	Yes

Appendix C

Reportable Investment Account Workflow

Appendix D

Transaction Restrictions Workflow

Does the security not require pre-clearance per 10.05 (open-end mutual funds, ETFs, US Govt, ST debt, executed in accounts not in your control)?
No
Yes
Eligible – no pre-clearance
Is the security offered via an IPO?
Yes
No
Not eligible to trade
Is the security an equity security >$10B market cap?
No
Yes
Is the security held within in client accts?
No
Was the security traded as part of a strategy trade today?
No
Does Investment Management expect to trade the security as part of a strategy trade?
Yes
No
Has there been a strategy-wide trade opposite trade within the past 5 days?
No
Eligible - seek pre-clearance
Not eligible to trade

Appendix E

Pre-clearance Workflow

*

These investment vehicles include equities, bonds, private placements/limited, closed-end funds (including shares of private funds and interests in private companies) and derivative instruments such as futures, options and warrants.

Punch & Associates Investment Management, Inc. (“Punch & Associates) Standards of Conduct:	Policy Number 14 Revised December 2023
Rule/Requirement Reference:	Rule 204A-1 and general Section 206 anti-fraud provisions of the Investment Advisers Act of 1940, as amended (“Advisers Act”); Rule 17j-1 of the Investment Company Act of 1940
Owner Responsibility:	All Departments
Oversight Responsibility:	Compliance Committee

Policy/Practices	Employee Implementation Commentary

14.01 Standards of Conduct - General

When engaging clients, prospective clients or their representatives, employees must not knowingly:

1.  Make inaccurate or misleading oral or written statements;

2.  Falsify a material fact;

3.  Omit to state a material fact that is necessary for the communication to not be misleading in light of the circumstances;

4.  Engage in any manipulative practice; or

5.  Engage in any act, practice or course of conduct which would operate as a fraud or deceit.

Further, employees must always comply with applicable laws, including relevant Federal Securities Laws and see Compliance with questions regarding this policy.

To comply with these important requirements, you should adhere to:

a.   Punch & Associates’ Compliance Policy Manual; and

b.  Communications provided by Management and the Chief Compliance Officer (“CCO”).

You are expected to follow the standards of conduct outlined in this Policy, which is consistent with Punch & Associates’ culture that we, at all times, deal with clients honestly, openly and in good faith.

You may find a listing of Federal Securities Law on the SEC’s website.

14.02 Fiduciary Duty

As a registered investment adviser, Punch & Associates has a fiduciary duty to place the interests of clients ahead of its own interests.

Similarly, employees are expected to place the interests of clients ahead of their own personal interest.

This fiduciary duty represents the basis by which you are expected to conduct yourself at Punch & Associates.

14.03 Personal Conduct

Employees may not:

1.  Make charitable contributions for the purpose of obtaining or retaining advisory contracts with organizations; and

2.  Exert influence in any business transaction where the employee’s personal interests may compete with the best interests of any client or Punch & Associates.

These prohibitions apply to both you as an individual and you acting as a representative of Punch & Associates.

Policy/Practices	Employee Implementation Commentary

14.04 Outside Employment, Business Activities and Directorships

Employees must obtain advanced approval from Compliance before engaging in:

1.  Additional or outside employment, including self-employment, business ventures and employment with other companies; and

2.  Any service as a director or trustee of governmental, commercial or not-for-profit organizations.

Before engaging in the activities noted, you must use the Outside Business Activity Approval Request form found within MCO to request approval.

14.05 Conflicts – Expectations to Avoid

This policy is intended to provide general direction of expectations and requirements regarding an employee’s conduct when encountering a real or potential conflict of interest scenario.

While it is not practical to present a complete list of conflicts of interest, examples include:

•  Outside business activities

•  Boards and committees

•  Personal account dealings/trading

•  Doing business with or supervising family and friends

•  Family member or close friends in executive positions at broker or vendor

•  Offers of travel and lodging

•  Acceptance of gifts or entertainment

•  Dealing with public officials

You should seek to avoid conflicts of interest.

•  Conflicts of Interest are those scenarios where Punch & Associates and/or an employee has an incentive to serve the interests of someone or some entity other than a client.

•  Importantly, a conflict of interest exists whether or not acted upon.

•  Conflicts of interest may incorporate another client, the firm itself, an employee’s own interests, an employee’s family members and a vendor or other entity doing or desiring to conduct business with Punch & Associates.

14.06 Conflicts – Reporting Expectations

Employees must report any conflict of interest or potential conflicts of interest identified promptly to Compliance.

Compliance will review details of any actual or potential conflicts of interest and provide instruction of actions the employee should or should not take.

You must promptly and accurately respond to requests by Compliance for information related to conflicts of interest or potential conflicts of interest.

Policy/Practices	Employee Implementation Commentary

14.07 Conflicts – Oversight

The Compliance Committee shall oversee Punch & Associates’ conflict monitoring process, including the firm’s:

•  Process to identify, mitigate/monitor/control and disclose all real or potential conflicts of interest identified; and

•  Inventory of conflicts of interest identified.

14.08 Reporting Requirements

Each Employee will be provided copies of this Policy and Policy 10 – Personal Trading Policy (together referred to as the “Code of Ethics”). Employees must report any violations of this Policy or Policy 10 – Personal Trading Policy, promptly to the Chief Compliance Officer.	Pursuant to Rule 204A-1 Punch & Associates is required to provide employees copies of our “Code of Ethics” and employees are required to acknowledge receipt and promptly report violations of our “Code of Ethics” to the Chief Compliance Officer.